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                                                                  Exhibit 10.5

                ENVIRONMENTAL COMPLIANCE AND INDEMNITY AGREEMENT

     This environmental compliance and indemnity agreement ("Environmental Indemnity" or "Agreement") is given pursuant to the terms and conditions of the agreement dated as of even date captioned "Acquisition and Construction Loan Agreement" (the "Loan Agreement") by and among 830 WINTER STREET LLC, a Delaware limited liability company having an address at c/o PRAECIS PHARMACEUTICALS INCORPORATED, One Hampshire Street, Cambridge, Massachusetts 02139 (the "Borrower"), PRAECIS PHARMACEUTICALS INCORPORATED, a Delaware corporation having an address at One Hampshire Street, Cambridge, Massachusetts 02139 ("Guarantor") and ANGLO IRISH BANK CORPORATION PLC ("Lender"; which term shall include any other lenders that become "Lenders" in the future under the Loan Agreement) having an address at Stephen Court, 18-21 St. Stephen's Green, Dublin 2, Ireland.

     As used herein:

     A. The term "Environmental Legal Requirements" shall mean all applicable past (which have current effect), present or future federal, state, county and local laws, by-laws, rules, regulations, codes and ordinances, or any judicial or administrative interpretations thereof, and the requirements of any governmental agency or authority having or claiming jurisdiction with respect thereto, including, without limitation, all orders, decrees, judgments, rulings, requirements, directives or notices of violation, imposed through any public or private enforcement proceedings, that create one or more duties, obligations, responsibilities or liabilities with respect to:

     (i)  the regulation or protection of the environment;

     (ii) the health and safety of persons and property;

     (iii)any environmental pollution, impairment or disruption;

     (iv) any environmental permits (including, without limitation, the City of Waltham's Board of Health Recombinant DNA Permit related to the Property), licenses, emissions or affluent reduction plans and reporting requirements; and

     (v) in each instance further including, without limitation, laws governing the existence, use, storage, treatment, discharge, release, containment, transportation, generation, manufacture, refinement, handling, production, disposal or management of any Hazardous Materials, or otherwise regulating or providing for the protection of the environment, and further including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C.Section 9601 ET SEQ.), the Hazardous


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          Materials Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the
          Public Health Service Act (42 U.S.C. Section 300(f) ET SEQ.), the Pollution Prevention Act (42 U.S.C. Section 13101 ET SEQ.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.
          Section 136 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Federal Clean Water Act (33 U.S.C. Section 1251 ET SEQ.), the Federal Clean Air Act (42 U.S.C.
          Section 7401 ET SEQ.), and the Massachusetts Oil and Hazardous Materials Release Prevention and Response Act, M.G.L. c. 21E and the Massachusetts Hazardous Waste Management Act, M.G.L. c. 21C.

     B. The term "Hazardous Materials" shall mean and include asbestos, flammable materials, explosives, radioactive or nuclear substances, polychlorinated biphenyls, other carcinogens, oil and other petroleum products, radon gas, urea formaldehyde, chemicals, gases, solvents, pollutants or contaminants that could be a detriment or pose a danger to the environment or to the health or safety of any person, and any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such in any past (which have current effect), present or future federal, state or local laws, by-laws, rules, regulations, codes or ordinances or any judicial or administrative interpretation thereof.

     C. The term "Property" shall mean property known as 830 Winter Street, Waltham, Middlesex (Southern District) County, Massachusetts as further described on EXHIBIT A which is annexed hereto and made apart hereof, together with all appurtenant easement areas thereto and shall also include any other tangible property in which Lender now or hereafter receives a mortgage or security interest in connection with the Loan.

     D. The term "Surrounding Property" shall mean any property located within one (1) mile of the perimeter of the Property.

     E. The term "Guarantor" shall mean PRAECIS PHARMACEUTICALS INCORPORATED, a Delaware corporation.

     F. The term "Indemnitors" shall mean, collectively, the Borrower and the Guarantor.

     G. The term "Indemnified Party" shall mean: (i) Lender; (ii) all those claiming by, through or under Lender, including any other present or future holder of the Loan or any portion thereof and any present or future owner of a participation interest therein; (iii) any subsequent owner or tenant of all or any portion of the Property following the exercise by Lender of the rights of Lender under the Loan Agreement, the Security Deed, the Assignment of Leases and Rents or the other Loan Documents including, but not limited to, a foreclosure sale or deed in lieu thereof (provided, however, with respect to this clause
(iii), the representations, warranties, covenants and indemnities contained in this Agreement shall only relate to environmental conditions arising out of activities and conditions on or about the Property which occurred or existed

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prior to the Lender Acquisition Date (hereinafter defined) and which were caused by Borrower on or after the date hereof); and (iv) as to each of the foregoing, their respective affiliate, parent and subsidiary corporations, and, as applicable, the respective officers, directors, stockholders, agents, employees, accountants and attorneys of any one or more of them, and any person firm or entity which controls, is controlled by, controlling, or under common control with, any one or more of them. Notwithstanding the foregoing, it is agreed that the term "Indemnified Party" shall not include (i) a party unaffiliated with Lender who purchases the Property from Lender (or Lender's nominee) following the expiration of thirteen (13) months from the date Lender (or Lender's nominee) first acquires the Property at foreclosure sale, deed in lieu thereof, or otherwise ("Lender Acquisition Date") or (ii) a party unaffiliated with Lender who purchases the Property from Lender at foreclosure sale, or any party unaffiliated with Lender to whom Lender sells, assigns, leases or otherwise transfers the Property prior to the expiration of the thirteen (13) month period following the Lender Acquisition Date, if Indemnitors shall have delivered to Lender, or Lender shall have otherwise obtained prior to sale or other disposition of the Property to any such party, a then current environmental site assessment report (the "Report") prepared by a licensed site professional and complying with the provisions of Section 4.1.1 hereof, which Report does not disclose to the reasonable satisfaction of Lender the existence of any Hazardous Materials condition in non-compliance, or the assertion by any environmental agency or third party of any such condition in non-compliance, with Environmental Legal Requirements applicable to the Property or the Surrounding Property, resulting from Hazardous Materials either (x) originating, on, under, or from the Property or (x) originating on, under, or from any Surrounding Property and affecting the Property, and which has not been cured to the reasonable satisfaction of Lender.

     H. The term "Environmental Enforcement Action" shall mean all actions, orders, requirements or liens instituted, threatened in writing, required, completed, imposed or placed by any governmental authority and all claims made or threatened by any other person against or with respect to the Property or any Surrounding Property, or any present or past owner or occupant thereof, arising out of or in connection with any of the Environmental Legal Requirements, any environmental condition, or the assessment, monitoring, clean-up, containment, remediation or removal of, or damages caused or alleged to be caused by, any Hazardous Materials (i) located on or under the Property or any Surrounding Property, (ii) emanating from the Property or any Surrounding Property, or (iii) generated, stored, transported, utilized, disposed, managed, or released by any Indemnitor (whether or not on, under or from the Property or the Surrounding Property).

     I. The terms "generated, "stored, "transported, "utilized," "disposed," "managed," "released" and "threat of release," and all conjugates thereof, shall have the meanings and definitions set forth in the Environmental Legal Requirements.

     J. The term "Environmental Report" shall mean the report identified on EXHIBIT B which is annexed hereto and made a part hereof.

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     K. All other capitalized terms used in this Agreement which are not otherwise specifically defined herein shall have the same meaning herein as in the Loan Agreement.

     FOR VALUE RECEIVED, and to induce Lender to grant the Loan and extend credit to Borrower as provided for in the Loan Agreement and the other Loan Documents, Indemnitors hereby unconditionally agree as follows:

     1.   COMPLIANCE WITH ENVIRONMENTAL LEGAL REQUIREMENTS.

          1.1 COMPLIANCE. Until such time as all Obligations with respect to the Loan have been paid in full, Indemnitor guaranty and agree that Borrower, or the other Indemnitor on behalf of Borrower, shall comply with all Environmental Legal Requirements applicable to Borrower and/or the Property and that Borrower, or the other Indemnitor on behalf of Borrower, shall take all remedial action necessary to avoid any liability of Borrower, any Lender, or any subsequent owner of the Property, and to avoid the imposition of, or to discharge, any liens on the Property, as a result of any failure by Borrower to comply with Environmental Legal Requirements applicable to the Property.

          1.2 PROHIBITIONS. Without limitation upon the generality of foregoing, Indemnitors and each of them agree that they shall not:

          (a) except in strict compliance with Environmental Legal Requirements, release or permit any release or threat of release of any Hazardous Materials on the Property;

          (b) except in strict compliance with Environmental Legal Requirements, generate or permit any Hazardous Materials to be generated on the Property;

          (c) except in strict compliance with all Environmental Legal Requirements, store, or utilize, or permit any Hazardous Materials to be stored or utilized on the Property;

          (d) dispose of or permit any Hazardous Materials to be disposed of on the Property; and

          (e) fail to operate, maintain, repair and use the Property in accordance with Environmental Legal Requirements; or

          f) allow, permit or suffer any other person or entity to operate, maintain, repair and use the Property except in accordance with Environmental Legal Requirements.


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     2.   NOTICE OF CONDITIONS. Except as previously disclosed to Lender in the
Environmental Report, Indemnitors shall provide Lender with prompt written notice, but in no event later than ten (10) Business Days after obtaining any actual knowledge or actual notice thereof, of any of the following conditions:
(i) the presence, or any release or threat of release, of any Hazardous Materials on, under or from the Property, or any Surrounding Property, whether or not caused by any of Indemnitors; (ii) any Environmental Enforcement Action instituted or threatened in writing; or (iii) any condition or occurrence on the Property, or any Surrounding Property, that may constitute or threaten to cause to occur a violation of any of the Environmental Legal Requirements with respect to the Property.

     3.   INDEMNITORS' AGREEMENT TO TAKE REMEDIAL ACTIONS.

          3.1 REMEDIAL ACTIONS. Upon any of Indemnitors becoming aware of the violation of any Environmental Legal Requirement related to the Property, or the presence, or any release or any threat of release, of any Hazardous Materials on, under, or from the Property or any Surrounding Property, whether or not caused by any of Indemnitors, Indemnitors shall, subject to the rights to contest set forth in
          Section 6, immediately take all actions: (A) to cure or eliminate any such violation of any such Environmental Legal Requirement relating to the Property and, where applicable, to arrange for the assessment, monitoring, clean-up, containment, removal, remediation, or restoration of the Property and, (B) to the extent that the presence of any Hazardous Materials on the Surrounding Property originated on, under, or from the Property, or constitutes a danger to the Property, take such steps as (i) are required pursuant to any Environmental Legal Requirements or by any governmental authority to cure or eliminate violation(s) of any such Environmental Legal Requirement; and (ii) may otherwise be advisable and reasonably requested by Lender consistent with Environmental Legal Requirements.

          3.2 SECURITY FOR COSTS. If the potential costs associated with the actions required in Section 3.1, the release of any lien against the Property, and the release or other satisfaction of the liability, if any, of any of Indemnitors with respect to the Property arising under or related to any of the Environmental Legal Requirements or any Environmental Enforcement Action are determined by Lender, in good faith, to exceed $500,000, Lender shall have the right to require Indemnitors to provide, and Indemnitors shall provide, within thirty
          (30) days after written request therefor, a bond, letter of credit or other similar financial assurance, in form and substance satisfactory to Lender, in its good faith judgment, evidencing to Lender's reasonable satisfaction that the necessary financial resources will be unconditionally available to pay for all of the foregoing.


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          3.3  ENVIRONMENTAL ASSESSMENTS. Lender shall have the right to require
          Indemnitors, at their own cost and expense, to obtain a professional environmental assessment of the Property in accordance with Lender's then standard environmental assessment requirements and sufficient in scope to comply with the requirements of Section 4 of this Agreement, upon the occurrence of any one or more of the following events: (i) an Event of Default; or (ii) upon receipt of any notice of any of the conditions specified in Section 2 of this Agreement.

     4.   LENDER'S RIGHTS TO INSPECT THE PROPERTY AND TAKE REMEDIAL ACTIONS.

          4.1 LENDER' S RIGHTS. Lender may exercise its rights and remedies under this Section 4 only upon and following the existence of one or more of the following events or conditions: (i) the Loan becomes due and payable in full (but has not been paid) either at its stated maturity or upon acceleration based upon an Event of Default; (ii) an Indemnified Party has taken possession of all or some portion of the Property based upon an Event of Default; (iii) an Indemnified Party has acquired title to all or some portion of the Property by virtue of foreclosure or deed in lieu of foreclosure; or (iv) a claim has been asserted against an Indemnified Party for which indemnification is provided in this Agreement, but none of Indemnitors has undertaken and is continuing to pursue commercially reasonable efforts to remediate, defend and otherwise indemnify any such Indemnified Party and to provide such Indemnified Party with reasonable assurances of such Indemnitor's ability, financially and otherwise, to satisfy Indemnitor's obligations. In any such events Lender shall have the right, but not the obligation, through such representatives or independent contractors as it may designate, to enter upon the Property and to expend funds to:

          4.1.1 ASSESSMENTS. Cause one or more environmental assessments of the Property to be undertaken, if Lender in its reasonable discretion determines that such assessment is appropriate. Such environmental assessments may include, without limitation, (i) detailed visual inspections of the Property, including without limitation all storage areas, storage tanks, drains, drywells and leaching areas; (ii) the taking of soils and surface and sub-surface water samples; (iii) the performance of soils and ground water analysis; and (iv) the performance of such other investigations or analysis as are necessary or appropriate and consistent with sound professional environmental engineering practice in order for Lender to obtain a complete assessment of the compliance of the Property and the use thereof with all Environmental Legal Requirements and to make a determination as to whether or not there is any risk of contamination (x) to the Property resulting from Hazardous Materials originating on, under, or from any Surrounding Property or (y) to any


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          Surrounding Property resulting from Hazardous Materials originating on, under, or from the Property;

          4.1.2 CURE. Cure any breach of the representations, warranties, covenants and conditions made by or imposed upon Indemnitors under this Agreement including, without limitation, any violation by any of Indemnitors, or by the Property, or by any other occupant, prior occupant or prior owner thereof, of any of the Environmental Legal Requirements applicable to the Property; provided, and on the condition that, none of the Indemnitors has undertaken and is diligently pursuing to completion the curing of any such breach in a manner reasonably satisfactory to Lender;

          4.1.3 PREVENTION AND PRECAUTION. Take all actions as are necessary to
          (i) prevent the migration of Hazardous Materials on, under, or from the Property to any other property; (ii) clean-up, contain, remediate or remove any Hazardous Materials on, under, or from any other property which Hazardous Materials originated on, under, or from the Property; or (iii) prevent the migration of any Hazardous Materials on, under, or from any other property to the Property; provided, and on the condition that, none of the Indemnitors has undertaken and is diligently pursuing to completion the taking of all such necessary actions in a manner reasonably satisfactory to Lender;

          4.1.4 ENVIRONMENTAL ENFORCEMENT ACTIONS. Comply with, settle, or otherwise satisfy any Environmental Enforcement Action including, but not limited to, the payment of any funds or penalties imposed by any governmental authority and the payment of all amounts required to remove any lien or threat of lien on or affecting the Property, if, but only if, none of the Indemnitors has undertaken and is continuing to pursue efforts to comply with, settle, or otherwise satisfy any Environmental Enforcement Action in a manner reasonably satisfactory to Lender; and

          4.1.5 GENERAL. Comply with, settle, or otherwise satisfy any Environmental Legal Requirement and correct or abate any environmental condition on, or which threatens, the Property and which could cause damage or injury to the Property or the Surrounding Property or to any person, if, but only if, none of the Indemnitors has undertaken and is continuing to pursue efforts to comply with, settle, or otherwise satisfy any such Environmental Legal Requirement and correct or abate any such environmental condition in a manner reasonably satisfactory to Lender.

          4.2 RECOVERY OF COSTS. Any amounts paid or advanced by Lender and all costs and expenditures incurred in connection with any action taken pursuant to the terms of this Agreement, including but not limited to environmental consultants' and experts' fees and expenses, reasonable

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          attorneys' fees and expenses, court costs and all costs of assessment monitoring clean-up, containment, remediation, removal and restoration, with interest thereon at the Default Rate (as defined in the Note referred to in the Loan Agreement) shall be a demand obligation of Indemnitors to Lender and, to the extent not prohibited by law, (and so long as the Security Deed remains undischarged of record) shall be added to the Obligations secured by the Security Deed when paid by Lender and shall be secured by the lien of the Security Deed and the other Security Documents as fully and as effectively and with the same priority as every other obligation secured thereby.

          4.3 LENDER NOT RESPONSIBLE. The exercise by Lender of any one or more of the rights and remedies set forth in this Section 4 shall not operate or be deemed (a) to place upon Lender any responsibility for the operation, control, care, service, management, maintenance or repair of the Property or (b) make Lender the "owner" or "operator" of the Property or a "responsible party" within the meaning of any of the Environmental Legal Requirements.

          4.4 LENDER'S SUBROGATION. Furthermore, Lender, by making any such payment or incurring any such costs, shall be subrogated to all rights of each of Indemnitors or any other occupant of the Property to seek reimbursement from any other person including, without limitation, any predecessor, owner or occupant of the Property who may be a "responsible party" under any of the Environmental Legal Requirements in connection with the presence of Hazardous Materials on or under or which emanated from the Property.

          4.5 LENDER MAY STOP. Without limiting the generality of the other provisions of this Agreement, any partial exercise by Lender of any one or more of the rights and remedies set forth in this Section 4 including, without limitation, any partial undertaking on the part of Lender to cure any failure by any of Indemnitors, or of the Property, or any other occupant, prior occupant or prior owner thereof, to comply with any of the Environmental Legal Requirements shall not obligate Lender to complete such actions taken or require Lender to expend further sums to cure such non-compliance.

     5. INDEMNIFICATION. At all times, both before and after the repayment of the Loan, Indemnitors hereby jointly and severally agree that they shall at their sole cost and expense indemnify, defend, exonerate, protect and save harmless each Indemnified Party against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgment, suits, proceedings, costs, disbursements or expenses of any kind or nature whatsoever, including, without limitation, reasonable attorneys' and experts' fees and disbursements, which may at any time be imposed upon,

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incurred by or asserted or awarded against any Indemnified Party and arising from or out of:

          5.1 HAZARDOUS MATERIALS. Any Hazardous Materials on, in, under or affecting, all or any portion of the Property, or any Surrounding Property on or before the date hereof, or which may hereafter affect all or any portion of the Property or any Surrounding Property, resulting from Hazardous Materials either (i) originating, on, under, or from the Property or (ii) originating on, under, or from any Surrounding Property and affecting the Property, whenever discovered;

          5.2 ENVIRONMENTAL LEGAL REQUIREMENTS. The violation of or failure to comply with any Environmental Enforcement Action or any Environmental Legal Requirement by Borrower, or with respect to the Property or any Surrounding Property resulting from Hazardous Materials either (i) originating on, under, or from the Property or (ii) originating on, under, or from any Surrounding Property and affecting the Property, existing on or before the date hereof or which may so exist in the future, whenever discovered;

          5.3 BREACH OF WARRANTY, REPRESENTATION OR COVENANT. Any breach of warranty or representation or covenant made by any Indemnitor under or pursuant to this Agreement; and

          5.4 GENERAL. The enforcement of this Agreement or the assertion by any Indemnitor of any defense to the obligations of an Indemnitor hereunder, whether any of such matters arise before or after foreclosure of the Security Deed or other taking of title to or possession of all or any portion of the Property by Lender or any other Indemnified Party, and specifically including therein, without limitation, the following: (i) costs incurred for any of the matters set forth in Section 4 of this Agreement; and (ii) costs and expenses incurred in ascertaining the existence or extent of any asserted violation of any Environmental Legal Requirements relating to the Property and any remedial action taken on account thereof including, without limitation, the costs, fees and expenses of engineers, geologists, chemists, other scientists, attorneys, surveyors, and other professionals, or testing and analyses performed in connection therewith.

          5.5 EXCLUSION. Notwithstanding the foregoing, it is understood and agreed that no Indemnified Party shall be indemnified hereunder for any loss (a) to the extent first caused by acts or omissions of an Indemnified Party subsequent to the Lender Acquisition Date or the date Lender takes possession of the Property pursuant to its remedial rights under the Loan, or (b) after repayment of the Loan and the satisfaction of all conditions set

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          forth in Section 20 with respect to the termination of the continuing liability of Indemnitors under this Agreement.

     6. RIGHT TO CONTEST. Borrower, or any other Indemnitor, may contest in good faith any claim, demand, levy or assessment under any Environmental Legal Requirements, including, but not limited to, any claim with respect to Hazardous Materials, by any person or entity if:

          6.1 MATERIAL QUESTION IN GOOD FAITH. The contest is based upon a material question of law or fact raised by Borrower or such other Indemnitor in good faith;

          6.2 DILIGENT PURSUIT. Borrower or such other Indemnitor properly commences and thereafter diligently pursues the contest;

          6.3 NO IMPAIRMENT. The contest will not materially impair the taking of any required remedial action with respect to such claim, demand, levy or assessment;

          6.4 ADEQUATE RESOURCES. Borrower, or such other Indemnitor, demonstrates to Lender's reasonable satisfaction that Borrower, or such other Indemnitor, has the financial capability to undertake and pay for such contest and any remedial action then or thereafter necessary; and

          6.5 NO EOD. No Event of Default exists under the Loan Documents or, in Lender's reasonable judgment, no such Event of Default is likely to be precipitated by such claim, demand, levy or assessment.

     7. WAIVERS. Indemnitors each hereby waive and relinquish to the fullest extent now or hereafter not prohibited by applicable law:

          7.1 SURETYSHIP DEFENSES. All suretyship defenses and defenses in the nature thereof;

          7.2 MARSHALING. Any right or claim of right to cause a marshaling of Borrower's assets or of any Collateral or to cause Lender to proceed against any of the Collateral for the Loan before proceeding under this Agreement against any Indemnitor, or to require Lender to proceed against Indemnitors in any particular order;

          7.3 CONTRIBUTION. Until the full and Non-Contestable Payment and satisfaction of all Obligations, all rights and remedies against any other Indemnitor, including, but not limited to, any rights of subrogation, contribution, reimbursement, exoneration or indemnification pursuant to any express or implied agreement, now or hereafter accorded by applicable law to indemnitors, guarantors, sureties or accommodation parties. Provided, however, unless Lender otherwise expressly agrees in writing, such waiver by any particular Indemnitor shall not be effective to the extent that by virtue thereof such Indemnitor's liability under this Indemnity Agreement or under any other Loan Document is rendered invalid, voidable, or unenforceable under any applicable state or federal law dealing with the recovery or avoidance of so-called preferences or fraudulent transfers or conveyances or otherwise;

          7.4 NOTICE. Notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of nonpayment, nonperformance, nonobservance or default or other proof or notice of demand whereby to charge Indemnitors therefor;

          7.5 STATUTE OF LIMITATIONS. The pleading of any Statute of Limitations as a defense to such Indemnitor's obligations hereunder;

          7.6. JURY TRIAL. The right to a trial by jury in any matter related to this Environmental Indemnity; and

          EACH INDEMNITOR AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTIES; THIS WAIVER BEING A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS AGREEMENT AND TO MAKE THE LOAN.

     8. CUMULATIVE RIGHTS. Lender's rights under this Agreement shall be in addition to and not in limitation of all of the rights and remedies of Lender under the other Loan Documents. All rights and remedies of Lender shall be cumulative and may be exercised in such manner and combination as Lender may determine.

     9. NO IMPAIRMENT. The liability of Indemnitors hereunder shall in no way be limited or impaired by, and each Indemnitor hereby assents to and agrees to be bound by, any amendment or modification of the provisions of the Loan Documents to or with Lender and other Lenders by Borrower or any Indemnitor or any person who succeeds Borrower as owner of the Property. In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by:

          9.1 EXTENSIONS. Any extensions of time for performance required by any of the Loan Documents;

          9.2 AMENDMENTS. Any amendment to or modification of any of the Loan Documents;

          9.3 TRANSFER. Any sale or assignment of or participation in the Loan or any portion thereof, or any sale, assignment or foreclosure of the Note or Security Deed or any sale or other transfer of all or part of the Property, except as such liability is limited by the preceding or succeeding provisions of this Agreement;

          9.4 EXCULPATORY LANGUAGE. Any exculpatory, or nonrecourse, or limited recourse, provision in any of the Loan Documents limiting Lender's recourse to the Property encumbered by the Security Deed or to any other property or limiting Lender's rights to a deficiency judgment against Borrower or any other party;

          9.5 INACCURACIES. The accuracy or inaccuracy of any of the representations or warranties made by or on behalf of any Indemnitor under the Loan Documents or otherwise;

          9.6 RELEASE. The release of any Indemnitor, or of any other person or entity from performance or observance of any of the agreements, covenants, terms of conditions contained in any of the Loan Documents by operation of law, Lender's voluntary act, or otherwise;

          9.7 BANKRUPTCY OR REORGANIZATION. The filing of any bankruptcy or reorganization proceeding by or against any Indemnitor, any general partner, member or owner of any Indemnitor, Borrower, or any subsequent owner of the Property;

          9.8 SUBSTITUTION. The release or substitution in whole or part of any collateral or security for the Loan;

          9.9 FAILURE TO PERFECT. Lender's failure to record the Security Deed or file any UCC financing statements (or Lender's improper recording or filing of any thereof) or to otherwise perfect, protect, secure, or insure any security interest or lien given as security for the Loan;

          9.10 RELEASE OF PARTIES. The release of any one or more of Indemnitors or any other party now or hereafter liable upon or in respect of this Agreement or the Loan; or

          9.11 INVALIDITY. The invalidity or unenforceability of all or any portions of any of the Loan Documents as to any Indemnitor or to any other person or entity.

Any of the foregoing may be accomplished with or without notice to Borrower or any Indemnitor or with or without consideration.

     10. DELAY NOT WAIVER. No delay on Lender's part in exercising any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver of any such privilege, power or right. No waiver by Lender in any instance shall constitute a waiver in any other instance.

     11. WARRANTIES AND REPRESENTATIONS. The Indemnitors each represent and warrant to each Indemnified Party, the same to be true as of the date hereof, as of the date of any request for or the making of any Advances under the Loan and throughout the period that any of the Loan Documents shall remain in force and effect, that except as otherwise disclosed in the Environmental Report:

          11.1 NO HAZARDOUS MATERIALS AT PROPERTY. To the best of their knowledge and belief, after due inquiry, except as previously disclosed to Lender in the Environmental Report or as permitted to occur in strict compliance with Environmental Legal Requirements, no Hazardous Materials have been or are currently generated, stored, transported, utilized, disposed of, managed, released or located on, under or from the Property, whether or not in reportable quantities, or in any manner introduced onto the Property including without limitation any drainage, septic, sewage or other waste disposal systems servicing the Property;

          11.2 NO VIOLATIONS CLAIMED RE PROPERTY OR INDEMNITORS. None of the Indemnitors has received any notice from the Massachusetts Department of Environmental Protection, the United States Environmental Protection Agency or any other governmental authority claiming that
          (i) the Property or any use thereof violates any of the Environmental Legal Requirements or (ii) any of the Indemnitors or any of their respective employees or agents have violated any of the Environmental Legal Requirements with respect to the Property or any Surrounding Property;

          11.3 NO LIABILITY TO GOVERNMENTAL AUTHORITIES. None of the Indemnitors has incurred any liability to the Commonwealth of Massachusetts or the City of Waltham or of any other governmental authority under any of the Environmental Legal Requirements;

          11.4 NO LIEN ON PROPERTY. No lien against the Property has arisen under or related to any of the Environmental Legal Requirements;

          11.5 NO ENFORCEMENT ACTIONS. There are no Environmental Enforcement Actions pending, or to the best of the Indemnitors' information, knowledge and belief after due inquiry, threatened in writing with respect to the Property.

          11.6 NO KNOWLEDGE OF HAZARDOUS MATERIALS AT SURROUNDING PROPERTY. Except as previously disclosed to Lender in the Environmental Report or as otherwise permitted to occur in strict compliance with Environmental Legal Requirements, none of the Indemnitors has any knowledge that any Hazardous Materials has been or is currently generated, stored, transported, utilized, disposed of, managed, released or located on, under or from the Surrounding Property in violation of or allegedly in violation of any of the Environmental Legal Requirements with respect to the Property;

          11.7 NO KNOWLEDGE OF VIOLATIONS RE SURROUNDING PROPERTY. Except as previously disclosed to Lender in the Environmental Report, none of the Indemnitors has any knowledge of any action or order instituted or threatened in writing by any person or governmental authority arising out of or in connection with the Environmental Legal Requirements involving the assessment, monitoring, cleanup, containment, remediation or removal of or damages caused or alleged to be caused by any Hazardous Materials generated, stored, transported, utilized, disposed of, managed, released or located on, under or from any Surrounding Property;

          11.8 NO UNDERGROUND STORAGE TANKS. There are no underground storage tanks on or under the Property;

          11.9 [Intentionally Deleted];

          11.10 VALID-AND BINDING. This Agreement constitutes the legal, valid and binding obligation of each of the Indemnitors in accordance with the respective terms hereof;

          11.11 ENTITY MATTERS. That each Indemnitor (other than one who is a natural person) is a duly organized validly existing entity in good standing under the laws of its organization and has all requisite power and authority to conduct its business and to own its properties as now conducted or owned;

          11.12 NO VIOLATIONS. The performance of the obligations evidenced hereby will not constitute a violation of any law, order, regulation, contract, organizational document or agreement to which the Indemnitors or any of them is a party or by which any one or more of them or their property is or may be bound;

          11.13 NO LITIGATION. There is no material litigation or administrative proceeding now pending or threatened in writing against the Indemnitors or any of them which if adversely decided could materially impair the ability of any one or more of the Indemnitors to pay or perform their respective obligations hereunder; and

          11.14 MATERIAL ECONOMIC BENEFIT. The granting of the Loan to Borrower will constitute a material economic benefit to each Indemnitor.


     12. MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Each of the counterparts shall constitute but one in the same instrument and shall be binding upon each of the parties individually as fully and completely as if all had signed but one instrument so that the joint and several liability of each of the Indemnitors hereunder shall be unaffected by the failure of any of the undersigned to execute any or all of said counterparts.

     13. NOTICES. Any notices given pursuant to this Agreement shall be sufficient only if given in the manner provided for in the Loan Agreement.

     14. NO ORAL CHANGE. No provision of this Agreement may be changed, waived, discharged, or terminated orally by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver or discharge or termination is sought.

     15. PARTIES BOUND; BENEFIT. Except as specifically provided otherwise herein, this Agreement shall be binding upon the Indemnitors and their respective successors, assigns and shall be for the benefit of Lender, and of any subsequent holder of the Loan and of any owner of a participation interest therein. In the event the Loan is sold or transferred, then the liability of the Indemnitors to Lender shall then be in favor of both the Lender originally named herein and each subsequent holder of the Loan and any of interest therein. In addition, Lender shall have the right to assign the benefits of this Agreement to any purchaser of the Property from Lender or an affiliate of Lender in connection with any exercise by Lender of its remedial rights under the Loan provided, and on the condition that, any such purchaser of the Property is an "Indemnified Party," as such term is defined in Paragraph F of the Recitals to this Agreement.

     16. JOINT AND SEVERAL. The obligations of each of the Indemnitors and their respective successors, assigns, heirs and personal representatives shall be joint and several.

     17. PARTIAL INVALIDITY. Each of the provisions hereof shall be enforceable against each Indemnitor to the fullest extent now or hereafter permitted by law. The invalidity or unenforceability of any provision hereof shall not limit the validity or enforceability of each other provision hereof.

     18. GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to Massachusetts principles of conflicts of law, and, insofar as Environmental Legal Requirements and other Environmental Legal Requirements are concerned, in accordance with applicable federal law and Massachusetts law as well. The parties further agree that Lender may enforce its rights under this Agreement and the other Loan Documents including, but not limited to, the rights to sue any Indemnitor in accordance with applicable law. The Indemnitors hereby irrevocably submit to the nonexclusive jurisdiction of any Massachusetts State or any Federal Court sitting in Massachusetts over any suit, action or proceeding arising out of or relating to this Agreement and the Indemnitors hereby agree and consent that in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any Massachusetts State or Federal Court sitting in Massachusetts may be made by certified or registered mail, return receipt requested, directed to the Indemnitors at the address indicated in Section 13 above and service so made shall be completed five (5) days after the same shall have been so mailed.

     19. SURVIVAL. Subject to the limitations set forth in Paragraph G of the Recitals above, and to the provisions of Section 20 below, the provisions of this Agreement shall continue in effect and shall survive (among other events) any payment and satisfaction of the Loan and the Obligations, any termination or discharge of the Security Deed, foreclosure, a deed-in lieu transaction, or release of any Collateral.

     20. RIGHT OF INDEMNITORS TO TERMINATE OBLIGATIONS. The Indemnitors shall have the right to terminate their continuing liability hereunder upon fulfillment of each of the following conditions to the reasonable satisfaction of Lender:

               (i) Lender shall have received Non-Contestable Payment in full of all Obligations, including but not limited to repayment in full of the Loan, but excluding any Obligations which might arise in the future under the provisions of this Agreement. The term "Non-Contestable" shall mean the receipt of payment of the Loan or other satisfaction of Obligations and the expiration of all periods of time within which a claim for the recovery of a preferential payment, or fraudulent conveyance, or fraudulent transfer, in respect of payments received by Lender as to the Obligations could be filed or asserted with (A) no such claim having been filed or asserted, or (B) if so filed or asserted, the final, non-appealable decision of a court of competent jurisdiction denying the claim or assertion.

               (ii) The Indemnitors shall have delivered to Lender a report complying with the provisions of Sections 3 and 4 hereof and such report does not disclose the existence of any violation of Environmental Legal

          Requirements applicable to the Property, or the lawful assertion by any governmental agency or third party of any violation which has not been cured of any Environmental Legal Requirements, on or with respect to the Property, which report shall be dated, or last updated, to a date which is not earlier than the date on which the Security Deed was discharged or released of record.

               (iii) No Environmental Enforcement Action shall be pending or threatened in writing with respect to the Property.

               (iv) The Loan has been repaid without Lender or any affiliate thereof ever having taken actual or constructive possession of any of the Property, through either: (A) the appointment of a receiver, or
          (B) any other exercise of Lender's rights and remedies following an Event of Default under any of the Loan Documents.

               (v) No change shall have occurred in applicable Environmental Legal Requirements or in any official interpretation thereof (including governmental, judicial or administrative) which would result in any Indemnified Party being held responsible for causing the Property not to be in compliance with Environmental Legal Requirements.

               (vi) At least thirteen (13) months have passed since the date the principal, interest and fees due Lender in respect of the Loan were paid (without regard to the passage of time required to establish Non-Contestable Payment) and no claim has been asserted for which any indemnification is provided for in this Agreement.

     Such termination of Indemnitors' liability hereunder shall become effective only upon the delivery by Lender to the Indemnitors of a specific written acknowledgment of the satisfaction of the foregoing conditions and the termination of such obligations, which Lender agrees to provide unless Lender makes the good faith reasonable determination that the conditions to such termination have not been satisfied.

       Witness the execution and delivery hereof as an instrument under seal as of the __ day of July, 2000.


                                       INDEMNITORS:

Attest:                                PRAECIS PHARMACEUTICALS
                                       INCORPORATED,
                                       a Delaware corporation

/s/ Mary E. DeLena
-------------------------              By: /s/ Kevin F. McLaughlin
                                          -------------------------------------

                                          Name: Kevin F. McLaughlin
                                               --------------------------------
                                          Title: Senior Vice President
                                                -------------------------------
                                          Hereunto duly authorized


Attest:                                830 WINTER STREET LLC,
                                       a Delaware limited liability company

                                       By:  PRAECIS PHARMACEUTICALS
                                       INCORPORATED
                                          a Delaware Corporation,
                                          its sole member

/s/ Mary E. DeLena
-------------------------              By: /s/ Kevin F. McLaughlin
                                          -------------------------------------
                                          Name: Kevin F. McLaughlin
                                               --------------------------------
                                          Title: Senior Vice President
                                                -------------------------------
                                          Hereunto duly authorized

                                   EXHIBIT A

A certain parcel of land off Winter Street, in Waltham, Middlesex County, Massachusetts, shown as Lot 9 on Land Court Plan No. 30618E, a copy of a portion of which is filed with the Middlesex South Registry District of the Land Court with Certificate of Title No. 214324 in Registration Book 1201, Page 174.

Together with the benefit of rights reserved in Easement dated July 14, 1997, filed as Document No. 1036276, and recorded in Book 27478, Page 136; as affected by Utility Easement from owners of Lots 2 and 3 on Land Court Plan # 30618C and Lots 2, 3, B and C on Plan #669 of 1997, to Boston Edison Company and New England Telephone and Telegraph Company, d/b/a Bell Atlantic, dated August 27, 1998, filed as Document No. 1078157; as further affected by Reciprocal Access and Utility Easement dated March 25, 1999, filed as Document No. 1101665 and recorded March 26, 1999, as Instrument No. 503.

Together with the benefit of grant and reservation recited in Reciprocal Access and Utility Easement with the owner of Lots 5 and 6 on Land Court Plan No. 30618D dated March 31, 1998, filed as Document No. 1061070, and recorded in Book 28405, page 421, affecting areas shown as "Reserved Easement Area" on a plan entitled "Easement Plan of Land in Waltham, Massachusetts", dated March 30, 1998, recorded therewith; as affected by First Amendment to Reciprocal Access and Utility Easement and to Reciprocal Easement Agreement dated September 10, 1998, filed as Document No. 1079645, and recorded in Book 29108, Page 346; as further affected by Reciprocal Access and Utility Easement dated March 25, 1999, filed as Document No. 1101665 and recorded March 26, 1999, as Instrument No. 503, and by Reciprocal Easement Agreement dated March 25, 1999, filed as Document No. 1101666.

Together with the benefit of Reciprocal Easement Agreement with the owner of Lots 5 and 6 on Land Court Plan No. 30618D dated March 31, 1998, filed as Document No. 1061071, and recorded in Book 28405, Page 443, affecting areas shown on a plan entitled "Easement Plan of Land in Waltham, Massachusetts", dated March 30, 1998, recording therewith; as affected by First Amendment to Reciprocal Access and Utility Easement and to Reciprocal Easement Agreement dated September 10, 1998, filed as Document No. 1079645, and recorded in Book 29108, Page 346; as further affected by Reciprocal Easement Agreement dated March 25, 1999, filed as Document No. 1101666.

Together with the benefit of Reciprocal Easement Agreement with the owner of Lot 8 on Land Court Plan No. 30618E dated March 10, 1999, filed as Document No. 1099963.

Together with the benefit of Reciprocal Access and Utility Easement Agreement with the owner of Lot 8 on Land Court Plan No. 30618E dated March 10, 1999, filed as Document No. 1099964, and recorded March 10, 1999 as Instrument No. 1121; as further affected by Reciprocal Access and Utility Easement dated March 25, 1999, filed as Document No. 1101665 and recorded March 26, 1999, as Instrument No. 503.

Together with the benefit of reciprocal Access and Utility Easement, dated March 25, 1999, filed as Document No. 1101665.

Together with the benefit of Reciprocal Easement Agreement dated March 25, 1999, filed as Document No. 1101666.

Together with the benefit of Mutual Covenants Agreement dated March 25, 1999, filed as Document No. 1101667.

Together with the benefit of Landscape License Agreement dated March 25, 1999, filed as Document No. 1101668.

                                    EXHIBIT B


Phase I Environmental Assessment of the Vacant Land Parcel - 830 Winter Street, Waltham Woods, Waltham, Massachusetts, dated February 1999, prepared by ENVIRON International Corporation.

Updated Phase I Environmental Assessment of 830 Winter Street, Waltham Woods, Waltham, Massachusetts, dated January 2000, prepared by ENVIRON International Corporation.